UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 4, 2023, KPMG LLP (“KPMG”), the independent registered public accounting firm of Exela Technologies, Inc. (the “Company”), notified the Company that it has decided to decline to stand for re-appointment as the independent registered public accounting firm of the Company. However, KPMG will remain the Company’s independent registered public accounting firm until completion of its review of the consolidated interim financial statements of the Company and subsidiaries as of and for the period ended March 31, 2023. As described below, the decision to decline to stand for re-appointment as the independent registered public accounting firm of the Company is not the result of any disagreement with KPMG.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on the consolidated financial statements of Exela Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2022 and 2021 contained a separate paragraph stating that: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a history of net losses, net operating cash outflows, working capital deficits, significant cash payments for interest on long-term debt, and significant current maturities of long-term debt that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

KPMG LLP’s report on the consolidated and combined financial statements of Exela Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020, contained a separate paragraph stating that: “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a history of net losses, net operating cash outflows, working capital deficits, and significant cash payments for interest on long-term debt and for contingent liabilities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2022 and 2021 and the subsequent interim period through April 4, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports. In addition, during the years ended December 31, 2022 and 2021 and the subsequent interim period through April 4, 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that in its audit reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022 and 2021, KPMG advised the Company of, and the Company also disclosed in Part II, Item 9A of the Company’s Form 10-K for the fiscal year ended December 31, 2022 (filed April 3, 2023) and Form 10-K/A for the fiscal year ended December 31, 2021 (filed November 14, 2022)(collectively, the “Filed 10-Ks”), respectively, certain material weaknesses in the Company’s internal control over financial reporting, detailed descriptions of which are contained in Part II, Item 9A of each of the Filed 10-Ks, which Items are hereby incorporated by reference. The Audit Committee of the Company’s Board of Directors engaged in discussions regarding these material weaknesses with KPMG.

The Company provided KPMG with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and requested KPMG furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 10, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated April 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2023

Exela Technologies, Inc.

By:	/s/ Shrikant Sortur
Name:	Shrikant Sortur
Title:	Chief Financial Officer